Registration No. 333-_________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)

                    Kansas                           48-0457967
         (State or other jurisdiction             (I.R.S. Employer
      of incorporation or organization)           Identification No.)

                2001 Edmund Halley Drive, Reston, Virginia 20191
                    (Address of Principal Executive Offices)
                            ------------------------

                    SPRINT NEXTEL DEFERRED COMPENSATION PLAN
                   SPRINT EXECUTIVE DEFERRED COMPENSATION PLAN
                            (Full title of the plans)
                            ------------------------

                            LEONARD J. KENNEDY, ESQ.
                                 General Counsel
                            Sprint Nextel Corporation
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (703) 433-4974

                            ------------------------



                         CALCULATION OF REGISTRATION FEE

                                        Proposed        Proposed
                             Amount      maximum         maximum      Amount of
     Title of securities     to be    offering price    aggregate   registration
      to be registered    registered    per share    offering price     Fee
                                                           (1)


Deferred Compensation
Obligations(2). . . . . .  $25,000,000      N/A        $25,000,000      $2,657
Deferred Compensation
Obligations (3). . . . . . $47,000,000      N/A        $47,000,000      $5,029
Total Registration Fee                                                  $7,704

(1) Inaccordance with Rule 457(h) of the Securities Act of 1933, as amended, this estimate is made solely for purposes of computing the amount of the registration fee.

(2) These Deferred Compensation Obligations represent unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the provisions of the Sprint Nextel Deferred Compensation Plan (the "Sprint Nextel Plan"). The amount to be registered represents the dollar amount of the compensation deferred and deemed invested in accordance with the Sprint Nextel Plan.

(3) These Deferred Compensation Obligations represent unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the provisions of the Sprint Executive Deferred Compensation Plan (the "Sprint Plan"). The amount to be registered represents the dollar amount of the compensation deferred and deemed invested in accordance with the Sprint Plan.


                                Explanatory Note


     The purpose of this Registration Statement is to register $25,000,000 of Sprint Nextel Corporation's deferred compensation obligations, to be offered and sold under the Sprint Nextel Deferred Compensation Plan (the "Sprint Nextel Plan"), and $47,000,000 of Sprint Nextel Corporation's deferred compensation obligations, to be offered and sold under the Sprint Executive Deferred Compensation Plan (the "Sprint Plan").

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

      The following documents filed by Sprint Nextel Corporation ("Sprint Nextel") with the Securities and Exchange Commission (File No. 1-04721) are incorporated in this Registration Statement by reference:

     o Annual Report on Form 10-K/A for the year ended December 31, 2004, filed on April 29, 2005.

     o Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed May 9, 2005, Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed August 8, 2005, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed November 9, 2005.

     o Current Reports on Form 8-K filed on January 21, 2005, February 14, 2005, February 17, 2005, March 15, 2005, April 21, 2005 (of the two
          Current  Reports  filed on April 21, 2005,  only the filing made under
          Item 1.01 is incorporated herein by reference), May 20, 2005, June 10, 2005, June 14, 2005, June 22, 2005, June 23, 2005 (two reports), July
          11, 2005,  July 13, 2005 (two reports),  July 18, 2005, July 19, 2005,
          July 29, 2005, August 4, 2005, August 9, 2005 (two reports), August 12, 2005, August 16, 2005, August 17, 2005, August 18, 2005, September
          6, 2005, September 9, 2005, October 6, 2005, October 14, 2005, October 31, 2005 and November 21, 2005.

     o Current Reports on Form 8-K/A filed on April 19, 2005 (two reports), October 4, 2005 and December 5, 2005.

     All documents subsequently filed by Sprint Nextel pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents (excluding any Current Reports on Form 8-K to the extent disclosure is furnished and not filed).


Item 4.   Description of Securities

Sprint Nextel Plan

     The securities being registered under the Sprint Nextel Plan represent unsecured and unfunded obligations (the "Obligations") of Sprint Nextel to pay to Eligible Employees and Eligible Directors who participate in the Sprint Nextel Plan, upon termination of employment (whether by retirement or otherwise), death, disability, certain change of control events or upon one or more future date(s) specified by the participants, such participants' fees, salary or incentive compensation (together with any gains, earnings or losses thereon), the receipt of which the participants have elected to defer. The Obligations also may represent amounts that Sprint Nextel has contributed to a participant's account(s) as a match on certain deferred amounts under the Sprint Nextel Plan. Amounts deferred or contributed to a participant's account(s) are credited with gains, losses and earnings based on hypothetical investment directions made by the participant, in accordance with investment deferral crediting options and procedures adopted from time to time by the Employee Benefits Committee in a manner designed to offer diversification across an array of asset classes. The investment options will include phantom share units representing shares of Sprint Nextel's common stock. Participants are 100% vested in their accounts relating to amounts that they have deferred. Accounts relating to amounts contributed by Sprint Nextel may be forefieted in certain circumstances. Participants will be able to transfer between investment options on any business day, but only four transfers may be made in each calendar year and three months must elapse between transfers.

     The Sprint Nextel Plan is administered by Sprint Nextel's Employee Benefits Committee (the "Committee").

     Before the first day of each calendar year, a participant may file with the Committee a deferred compensation agreement pursuant to which such participant elects to make deferrals of fees, base salary and/or incentive compensation earned during such year. Any election by an Eligible Employee is subject to a maximum limitation (which, as of January 1, 2006, includes a maximum deferral limit of 75% of a participant's base salary and 100% of incentive compensation), and to any other rules prescribed by the Committee in its sole discretion. Directors may defer 100% of their annual retainer and meeting fees.

     Participants will be able to elect payment of benefits to begin on a specified date at least five (5) years in the future or on the participant's separation from service as an employee or director of Sprint Nextel (subject to a six months delay to the extent required under Internal Revenue Code Section
409A), in the form of a lump sum or annual installments over two to fifteen years. Notwithstanding the participant's election and subject to Internal Revenue Code Section 409A, benefits will be immediately distributed in a lump sum upon the participant's death, the participant's separation from service if the aggregate account balance is less than $10,000, if the participant's separation from service is in 2006, or $20,000 thereafter, or the participant's separation from service is within one year of a change in control of Sprint Nextel. In the event of a participant's long-term disability, distribution will began immediately in a lump sum or installments as elected. All distributions will be made in cash. Any distribution to a participant will be made in a manner which is intended to satisfy the requirements of Section 409A of the Internal Revenue Code and the regulations issued thereunder.

     The Obligations are unsecured general obligations of Sprint Nextel. The obligations are not subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under the Sprint Nextel Plan, other than a claim for benefits by a participant or his or her beneficiary(ies), will be null and void. There is no trading market for the Obligations. Sprint Nextel may, at any time, amend or terminate the Sprint Nextel Plan. However, no amendment can decrease the amount in a participant's account at the time the amendment is adopted unless the participant consents in writing to the amendment.

     The Obligations are not convertible into any security of Sprint Nextel. No trust has been created or trustee appointed to take action with respect to the Obligations and each participant in the Sprint Nextel Plan will be responsible for enforcing his or her own rights with respect to the Obligations. Sprint Nextel may (but shall not be obligated to) establish a trust or trusts, or such other funding devices as the Committee shall deem appropriate, advisable or desirable, which may take the form of grantor trusts, may be revocable or irrevocable, and may have independent trustees (such trusts or other funding devices, collectively, "Trusts"). Neither participants, their beneficiaries nor their legal representatives shall have any right, actual or beneficial, other than the right of an unsecured general creditor, against Sprint Nextel or against any of such Trusts in respect of any portion of a participant's account. Sprint Nextel has no obligation to make or to continue to make any contributions to any Trusts that may be established in connection with the Sprint Nextel Plan and any such contributions, if made, shall be made (and may be discontinued) in the sole discretion of Sprint Nextel. Sprint Nextel is not and shall not be required to make any investment in connection with the Sprint Nextel Plan, nor is it required to follow the participant's hypothetical investment directions in any actual investment Sprint Nextel may make or acquire in connection with the Sprint Nextel Plan or in determining the amount of any actual or contingent liability or obligation of Sprint Nextel thereunder or relating thereto.

Sprint Plan

     The securities being registered under the Sprint Plan also represent unsecured and unfunded obligations (the "Obligations") of Sprint Nextel to pay to executives who have participated in the Sprint Plan the amount of compensation (together with any gains, earnings or losses thereon during the period of deferral) that participants in the Sprint Plan elected by December 31, 2004 to defer.

     The Sprint Plan is administered by the Plan administrator appointed by the Sprint Nextel Board of Directors. The Employee Benefits Committee has been appointed by Sprint Nextel's Board of Directors to interpret the Sprint Plan, including decisions regarding changes in the manner or timing of benefit payments and any other matters that may arise under the terms of the Sprint Plan.

     The Obligations are unsecured general obligations of Sprint Nextel. Participants may not assign their interests in the Sprint Plan to others, and, until payment is due under the Sprint Plan, the interests are not subject to attachment by creditors. There is no trading market for the Obligations. Sprint Nextel may, at any time, amend or terminate the Sprint Plan. However, no amendment can decrease the amount in participants' accounts at the time the amendment is adopted.

     Income deferred is credited to a fixed income account and/or a phantom share unit account representing shares of Sprint Nextel's common stock. Participants are 100 percent vested in their accounts.

     Participants may transfer funds between accounts, effective as of the last day of the month, but only four transfers may be made in each calendar year and three months must elapse between transfers. Amounts transferred into the phantom share unit account will be converted into Share Units using the closing price of Sprint Nextel common stock on the last trading day of the calendar month in which the amount is transferred.

     Depending on a participant's election, distributions of a participant's account balance can be initiated by any one of the following events: (1) termination of employment (whether by retirement or otherwise); (2) attainment of a specified age following termination of employment, (3) by becoming totally disabled for purposes of receiving benefits under the Sprint Nextel Long-Term Disability Insurance Plan; or (4) death. For purposes of the Sprint Plan, "early retirement date" is defined as attainment of age 55.

     Participants can elect to have their account balances paid to them in a lump sum or in annual installments over a two- to 20-year period. Payment elections relate to the specific Plan Year covered by a participant's Participation Agreement. If a participant has not specified a payout period, account balances will be paid over a 15-year period. If a participant's termination occurs before age 55 and the participant's aggregate account balance is less than $20,000, the account balance may be paid as a lump sum, regardless of payment elections. All distributions will be made in cash. Any distribution to a participant will be made in a manner which is intended to satisfy the requirements of Section 409A of the Internal Revenue Code and the regulations issued thereunder.

     The Obligations are not convertible into any security of Sprint Nextel. No trust has been created or trustee appointed to take action with respect to the Obligations and each participant in the Sprint Plan will be responsible for enforcing his or her own rights with respect to the Obligations. Sprint Nextel may establish a trust or trusts, or such other funding devices as the Employee Benefits Committee shall deem appropriate, advisable or desirable, which may take the form of grantor trusts, may be revocable or irrevocable, and may have independent trustees (such trusts or other funding devices, collectively,
"Trusts"). Neither participants, their beneficiaries nor their legal representatives shall have any right, actual or beneficial, other than the right of an unsecured general creditor, against Sprint Nextel or against any of such Trusts in respect of any portion of a participant's account. Sprint Nextel is not required to follow the participant's hypothetical investment directions in any actual investment Sprint Nextel may make or acquire in connection with the Sprint Plan or in determining the amount of any actual or contingent liability or obligation of Sprint Nextel thereunder or relating thereto.


Item 5.   Interests of Named Experts and Counsel

     The validity of the deferred compensation obligations to be issued under the Sprint Nextel Plan and the Sprint Plan was passed upon by Michael T. Hyde, Assistant Secretary of Sprint Nextel. As of December 8, 2005, Mr. Hyde beneficially owned approximately 28,800 shares of Sprint Nextel Common Stock, had options to purchase
                                      II-4

64,063 shares of Sprint Nextel Common Stock, and had restricted stock units representing 3,690 shares of Sprint Nextel Common Stock.


Item 6.   Indemnification of Directors and Officers

     The  following  summary is  qualified  in its  entirety by reference to the
complete   text  of  the  statutes   referred  to  below  and  the  articles  of
incorporation and bylaws of Sprint Nextel.

     Under Section 17-6305 of the Kansas General Corporation Code, which we refer to as the KGCC, a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Consistent with Section 17-6305 of the KGCC, Article IV, Section 10 of the bylaws of Sprint Nextel provides that the corporation will indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit, or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

     In accordance with Section 17-6002(b)(8) of the KGCC, Sprint Nextel's articles of incorporation provide that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to Sprint Nextel or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 17-6424 of the KGCC (unlawful payment of dividends) or (iv) transactions from which a director derives an improper personal benefit.

     Under Article IV, Section 10 of the bylaws of Sprint Nextel, Sprint Nextel may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation, or who is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise, against any liability arising out of his status as such, whether or not the corporation would have the power to indemnify such persons against liability. Sprint Nextel carries standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusions, the policies reimburse the corporation for liabilities indemnified under the bylaws.

     Sprint Nextel has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the full extent permitted by law, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer, employee or agent of Sprint Nextel.

Item 7.   Exemption from Registration Claimed

          Inapplicable.

Item 8.   Exhibits


Exhibit
Number    Exhibits

4-A  Sprint Nextel Deferred Compensation Plan.

4-B  Sprint Executive  Deferred  Compensation Plan, as amended (filed as Exhibit
     10.2 to Sprint Nextel's Current Report on Form 8-K filed on October 11, 2004 and incorporated herein by reference).

5.   Opinion and consent of Michael T. Hyde, Esq.

15-A Letter of KPMG LLP regarding Unaudited Interim Financial Information.

15-B Letter of  Deloitte  & Touche LLP  regarding  Unaudited  Interim  Financial
     Information.

23-A Consent of KPMG LLP.

23-B Consent of Ernst & Young LLP.

23-C. Consent of Deloitte & Touche LLP.

23-D Consent of Michael T. Hyde,  Esq.  is  contained  in his  opinion  filed as
     Exhibit 5.

24.  Power  of  Attorney  is  contained  on  page  II-11  of  this  Registration
     Statement.


Item 9.   Undertakings.


     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of the securities being registered are being made, a post-effective amendment to this Registration
Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless such information is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration

          Statement, unless such information is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) If the registrant is relying on Rule 430B:

                (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

                (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The  undersigned  registrant  undertakes  that  in a  primary  offering  of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

           (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

           (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

           (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on the 12th day of December, 2005.


                                      SPRINT NEXTEL CORPORATION




                                       By:  /s/ Gary D. Begeman
                                        (G.D. Begeman, Vice President)


                                POWER OF ATTORNEY


     We, the undersigned officers and directors of Sprint Nextel Corporation, hereby severally constitute G.D. Forsee, L.J. Lauer, L.J. Kennedy and G. D. Begeman and each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sprint Nextel Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities as they may be signed by our said attorneys, or any of them, to each Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

         Name                      Title                     Date

/s/ Gary D. Forsee      President and Chief Executive )
G. D. Forsee            Officer and Director          )
                        (Principal Executive Officer) )
                                                      )  December 12, 2005
                                                      )
/s/ Paul Saleh          Chief Financial Officer       )
P.N. Saleh              (Principal Financial Officer) )

                                                      )
                                                      )
/s/ W. G. Arendt                                      )
W.G. Arendt             Senior Vice President and     )
                        Controller                    )
                        (Principal Accounting Officer))
                                                      )
____________________                                  )
Timothy M. Donahue      Chairman of the Board         )
                                                      )
/s/ Keith J. Bane                                     )
Keith J. Bane           Director                      )
                                                      )
/s/ Gordon M. Bethune                                 )
Gordon M. Bethune       Director                      )
                                                      )
/s/ William E. Conway                                 )
William E. Conway       Director                      )
                                                      )
_____________________                                 )  December 12, 2005
Frank M. Drendel       Director                       )
                                                      )
/s/ James H. Hance, Jr.                               )
James H. Hance, Jr.    Director                       )
                                                      )
/s/ V. Janet Hill                                     )
V. Janet Hill          Director                       )
                                                      )
/s/ I.O. Hockaday, Jr.                                )
I. O. Hockaday, Jr.    Director                       )
                                                      )
/s/ William E. Kennard                                )
William E. Kennard     Director                       )
                                                      )
/s/ Linda K. Lorimer                                  )
L. K. Lorimer          Director                       )
                                                      )
/s/ Stephanie Shern                                   )
Stephanie M. Shern     Director                       )
                                                      )
/s/ William H. Swanson                                )
William H. Swanson     Director                       )

                                  EXHIBIT INDEX

Exhibit
Number


4-A  Sprint Nextel Deferred Compensation Plan.

4-B  Sprint Executive  Deferred  Compensation Plan, as amended (filed as Exhibit
     10.2 to Sprint Nextel's Current Report on Form 8-K filed on October 11, 2004 and incorporated herein by reference).

5.   Opinion and consent of Michael T. Hyde, Esq.

15-A Letter of KPMG LLP regarding Unaudited Interim Financial Information.

15-B Letter of  Deloitte  & Touche LLP  regarding  Unaudited  Interim  Financial
     Information.

23-A Consent of KPMG LLP.

23-B Consent of Ernst & Young LLP.

23-C. Consent of Deloitte & Touche LLP.

23-D Consent of Michael T. Hyde,  Esq.  is  contained  in his  opinion  filed as
     Exhibit 5.

25.  Power  of  Attorney  is  contained  on  page  II-11  of  this  Registration
     Statement.